UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

NATIONAL SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 30, 2010 National Semiconductor Corporation (the “Company”) made a voluntary early repayment to its lenders of $203,125,000, the total amount outstanding under the Credit Agreement dated as of July 20, 2007, as amended (the “Credit Agreement”), among the Company, the banks, financial institutions and other institutional lenders identified therein (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (the “Agent”)  for the Lenders, in accordance with Section 2.6 of the Agreement. As a result, the Credit Agreement, which was to expire in June 2012, was terminated early in accordance with its terms.

The interest rate applicable to loans outstanding under the Credit Agreement was, at the Company’s option, equal to either: (1) the rate equal to (a) the London Interbank Offered Rate, or LIBOR, plus (b) an applicable margin of between 2.25% and 3.00% depending on the Company’s public debt ratings from Moody’s Investor Services, Inc. (“Moody’s”) and Standard and Poor’s Ratings Group (“S&P”) or (2) a base rate equal to (a) the greater of  (i) the prime rate set by Bank of America and publicly announced as its prime rate, (ii) the Federal Funds rate plus 0.50% and (iii) LIBOR plus 1.25%, plus (b) an applicable margin of between 1.00% and 1.75% depending on the Company’s public debt ratings from Moody’s and S&P.

Loans under the Credit Agreement were required to be repaid in consecutive quarterly installments, commencing September 2007.  Voluntary prepayments of amounts outstanding under the Credit Agreement were permitted at any time in whole or in part without premium or penalty.

The Credit Agreement contained customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on liens, mergers and acquisitions and affiliate transactions.  There were no financial covenants included in the Credit Agreement except for a minimum interest coverage ratio and a maximum total leverage ratio.  Events of default under the Credit Facility included, among others, nonpayment of principal or interest, covenant defaults, breaches of representations or warranties, bankruptcy and insolvency events, cross defaults and a change of control.

The Company has engaged certain of the Lenders and the Agent from time to time for banking and other financial and advisory services for which the Company paid customary fees, costs and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: April 30, 2010	//S// Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel and Secretary